Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for the Three and Nine Months Ended September 30, 2020

HOUSTON, Texas – October 22, 2020 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and nine months ended September 30, 2020.  The Company reported a net loss of $112 million, or $0.60 per share, for the third quarter of 2020, compared to a net loss of $262 million, or $1.31 per share, for the third quarter of 2019.  Revenues for the third quarter of 2020 were $207 million, compared to $598 million for the third quarter of 2019.

For the nine months ended September 30, 2020, the Company reported a net loss of $697 million, or $3.70 per share, compared to a net loss of $340 million, or $1.65 per share, for the nine months ended September 30, 2019.  Revenues for the nine months ended September 30, 2020 were $903 million, compared to $2.0 billion for the same period in 2019.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “Our financial results during the third quarter exceeded our expectations across all of our business segments, as drilling and completion activity stabilized during the third quarter.  We further strengthened our financial position during the third quarter as our cash position increased by $57 million to $304 million.  Based on our customer engagement, we expect activity will continue to improve through at least the first quarter of 2021.  Assuming commodity prices remain around current levels, we expect our profitability will be at or near an inflection point in the fourth quarter and move higher in early-2021.”

Mr. Hendricks continued, “In contract drilling, our average rig count for the third quarter of 60 rigs slightly exceeded our expectation.  For the fourth quarter, we expect that our rig count will average 61 rigs, with a lower proportion of idle but contracted rigs as customers reactivate rigs during the fourth quarter.  We expect the rig count at the end of the year to be 63 rigs, of which approximately 10% will be idle but contracted.

“Average rig margin per day during the third quarter was $10,170, which included benefits from lump sum early termination revenue and a credit to operating costs for sales and use taxes.  Excluding these items, average rig margin per day would have been $8,990, which exceeded our expectation.

“As of September 30, 2020, we had term contracts for drilling rigs providing for approximately $305 million of future dayrate drilling revenue.  Based on contracts currently in place, we expect an average of 43 rigs operating under term contracts during the fourth quarter, and an average of 35 rigs operating under term contracts during the four quarters ending September 30, 2021.

“In pressure pumping, activity levels improved as we averaged five active spreads during the third quarter compared to four active spreads in the second quarter.  With the higher than expected activity during the third quarter, pressure pumping revenues improved 21% sequentially to $72.0 million.  Adjusted EBITDA improved to $6.2 million during the third quarter and exceeded pressure pumping capital expenditures of $1.7 million.

“In directional drilling, revenues were $10.3 million, and operating margin was $0.5 million.  Results improved during the quarter, as we were able to increase activity and gain market share in what was essentially a flat rig market during the quarter.  The market share increase was a result of the enhanced performance of our new technology, the Mercury™ measurement while drilling system and new Mpact® directional drilling motor sizes, which were introduced in the first quarter of the year.”

Mr. Hendricks continued, “Technology and performance will be an increasing differentiator, and we continue to move forward with remote operations capabilities for reduced costs, and automation technologies for improved performance and repeatability.  These improvements are enabled by the high-frequency data and metadata originating from the wellsite operations, as well as by digitalizing our processes and workflow.  These technology investments are capital-light and operate in a cloud data environment where, for example, in contract drilling and directional drilling, they can be added to our combined high-performance, super-spec rigs and directional systems.

“We are also seeing increased interest in a number of our technology solutions as operators focus on ESG and carbon emission reductions.  We believe we have a leadership position in these technologies, including lithium battery hybrid-energy storage and automated energy transfer system, which reduce costs and lower emissions through the use of alternative energy sources.

“As always, we continue to focus on prudent capital stewardship and bolstering our already strong financial position.  Our liquidity improved to more than $900 million at September 30, 2020, including an increase of $57 million of cash to $304 million of cash and $600 million of availability under our undrawn revolver.  Patterson-UTI is well positioned to emerge from this downturn even stronger.”

The Company declared a quarterly dividend on its common stock of $0.02 per share, payable on December 17, 2020 to holders of record as of December 3, 2020.

Financial results for the nine months ended September 30, 2020 include pre-tax charges during the first two quarters totaling $461 million, consisting of $423 million of non-cash impairment charges and $38.3 million of restructuring costs.  Partially offsetting these charges is a pre-tax gain in the second quarter of $4.2 million included in other operating income from the realization of insurance proceeds.  The financial results for the nine months ended September 30, 2019 include pre-tax charges totaling $276 million.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended September 30, 2020, is scheduled for today, October 22, 2020, at 9:00 a.m. Central Time. The dial-in information for participants is (844) 494-0002 (Domestic) and (647) 253-8640 (International).  The conference ID for both numbers is 9968598.  The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at https://investor.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States, including contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions, including the rapid decline in crude oil prices as a result of economic repercussions from the recent COVID-19 pandemic; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation, improvement or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies, including the ability to develop and obtain satisfactory returns from new technology; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; cybersecurity risk; difficulty with growth and in integrating acquisitions and new technology; governmental regulation; perception of sustainability practices; product liability; legal proceedings, including technology disputes, and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; ability to maintain credit rating and service debt; stock price volatility; anti-takeover measures in our charter documents; contingent tax liabilities; and ability to use net operating losses.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUES	$207,141	$598,452	$903,448	$1,978,388
COSTS AND EXPENSES:
Direct operating costs	141,257	453,214	632,631	1,410,182
Depreciation, depletion, amortization and impairment	157,319	400,764	517,201	823,862
Impairment of goodwill	—	17,800	395,060	17,800
Selling, general and administrative	22,355	34,231	76,692	101,680
Credit loss expense	—	—	5,606	3,594
Restructuring expenses	—	—	38,338	—
Other operating expenses (income), net	776	(252)	5,980	83

Total costs and expenses	321,707	905,757	1,671,508	2,357,201

OPERATING LOSS	(114,566)	(307,305)	(768,060)	(378,813)

OTHER INCOME (EXPENSE):
Interest income	238	1,693	1,229	4,481
Interest expense, net of amount capitalized	(11,288)	(20,739)	(33,496)	(47,021)
Other	512	119	682	328

Total other expense	(10,538)	(18,927)	(31,585)	(42,212)

LOSS BEFORE INCOME TAXES	(125,104)	(326,232)	(799,645)	(421,025)
INCOME TAX BENEFIT	(12,993)	(64,513)	(102,480)	(81,245)

NET LOSS	$(112,111)	$(261,719)	$(697,165)	$(339,780)

NET LOSS PER COMMON SHARE:
Basic	$(0.60)	$(1.31)	$(3.70)	$(1.65)
Diluted	$(0.60)	$(1.31)	$(3.70)	$(1.65)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	187,280	199,343	188,193	206,191
Diluted	187,280	199,343	188,193	206,191
CASH DIVIDENDS PER COMMON SHARE	$0.02	$0.04	$0.08	$0.12

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2020	2019	2020	2019	2020
Contract Drilling:
Revenues	$115,054	$317,035	$553,552	$1,037,565	$171,134
Direct operating costs	$59,117	$188,934	$309,664	$609,928	$87,127
Margin (1)	$55,937	$128,101	$243,888	$427,637	$84,007
Restructuring expenses	$—	$—	$2,430	$—	$2,430
Other operating (income) expense, net	$—	$—	$(4,155)	$—	$(4,155)
Selling, general and administrative	$876	$1,510	$3,684	$4,616	$1,344
Depreciation, amortization and impairment	$102,275	$296,119	$328,843	$554,838	$115,130
Impairment of goodwill	$—	$—	$395,060	$—	$—
Operating loss	$(47,214)	$(169,528)	$(481,974)	$(131,817)	$(30,742)

Operating days – United States	5,499	13,054	24,137	43,036	7,450
Operating days – Canada	—	27	47	217	—
Operating days – Total	5,499	13,081	24,184	43,253	7,450

Average revenue per operating day – United States	$20.92	$24.25	$22.89	$24.02	$22.96
Average direct operating costs per operating day – United States	$10.62	$14.40	$12.73	$14.07	$11.65
Average margin per operating day – United States (1)	$10.31	$9.85	$10.16	$9.95	$11.32
Average rigs operating – United States	60	142	88	158	82

Average revenue per operating day – Canada	$—	$17.67	$21.11	$18.16	$—
Average direct operating costs per operating day – Canada	$—	$35.07	$48.60	$20.65	$—
Average margin per operating day – Canada (1)	$—	$(17.41)	$(27.49)	$(2.49)	$—
Average rigs operating – Canada	—	—	—	1	—

Average revenue per operating day – Total	$20.92	$24.24	$22.89	$23.99	$22.97
Average direct operating costs per operating day – Total	$10.75	$14.44	$12.80	$14.10	$11.69
Average margin per operating day – Total (1)	$10.17	$9.79	$10.08	$9.89	$11.28
Average rigs operating – Total	60	142	88	158	82

Capital expenditures	$9,502	$34,752	$101,448	$158,141	$42,501

Pressure Pumping:
Revenues	$71,973	$208,637	$256,613	$707,246	$59,533
Direct operating costs	$63,721	$176,306	$234,844	$585,191	$56,268
Margin (2)	$8,252	$32,331	$21,769	$122,055	$3,265
Restructuring expenses	$—	$—	$31,331	$—	$31,331
Selling, general and administrative	$2,004	$3,154	$6,748	$9,734	$1,677
Depreciation, amortization and impairment	$37,104	$72,139	$118,586	$188,459	$38,811
Operating loss	$(30,856)	$(42,962)	$(134,896)	$(76,138)	$(68,554)

Fracturing jobs	69	126	193	412	35
Other jobs	180	173	541	629	152
Total jobs	249	299	734	1,041	187

Average revenue per fracturing job	$960.70	$1,631.71	$1,251.37	$1,687.39	$1,549.71
Average revenue per other job	$31.58	$17.58	$27.91	$19.14	$34.82
Average revenue per total job	$289.05	$697.78	$349.61	$679.39	$318.36
Average costs per total job	$255.91	$589.65	$319.95	$562.14	$300.90
Average margin per total job (2)	$33.14	$108.13	$29.66	$117.25	$17.46

Margin as a percentage of revenues (2)	11.5%	15.5%	8.5%	17.3%	5.5%

Capital expenditures	$1,653	$19,826	$17,880	$90,028	$1,947

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2020	2019	2020	2019	2020
Directional Drilling:
Revenues	$10,271	$47,037	$56,498	$150,214	$11,742
Direct operating costs	$9,754	$56,215	$54,348	$143,919	$12,265
Margin (3)	$517	$(9,178)	$2,150	$6,295	$(523)
Restructuring expenses	$—	$—	$3,175	$—	$3,175
Selling, general and administrative	$829	$2,805	$4,169	$7,998	$1,010
Depreciation, amortization and impairment	$9,600	$20,518	$29,698	$41,755	$9,677
Operating loss	$(9,912)	$(32,501)	$(34,892)	$(43,458)	$(14,385)

Margin as a percentage of revenues (3)	5.0%	(19.5%)	3.8%	4.2%	(4.5%)

Capital expenditures	$510	$5,559	$4,562	$11,121	$2,044

Other Operations:
Revenues	$9,843	$25,743	$36,785	$83,363	$7,971
Direct operating costs	$8,665	$31,759	$33,775	$71,144	$9,086
Margin (4)	$1,178	$(6,016)	$3,010	$12,219	$(1,115)
Restructuring expenses	$—	$—	$501	$—	$501
Selling, general and administrative	$747	$5,149	$2,969	$12,660	$763
Depreciation, depletion, amortization and impairment	$6,852	$10,227	$35,087	$33,472	$7,976
Impairment of goodwill	$—	$17,800	$—	$17,800	$—
Operating loss	$(6,421)	$(39,192)	$(35,547)	$(51,713)	$(10,355)

Capital expenditures	$1,704	$7,191	$9,776	$21,194	$2,808

Corporate:
Selling, general and administrative	$17,899	$21,613	$59,122	$66,672	$19,197
Restructuring expenses	$—	$—	$901	$—	$901
Depreciation	$1,488	$1,761	$4,987	$5,338	$1,491
Credit loss expense	$—	$—	$5,606	$3,594	$4,551
Other operating expenses (income), net	$776	$(252)	$10,135	$83	$8,908

Capital expenditures	$73	$700	$1,377	$2,804	$373

Total capital expenditures	$13,442	$68,028	$135,043	$283,288	$49,673

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment, impairment of goodwill, other operating expenses (income), net and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per total job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)

For Directional Drilling, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, amortization and impairment and selling, general and administrative expenses. Margin as a percentage of revenues is defined as margin divided by revenues.

(4)

For Other Operations, margin is defined as revenues less direct operating costs and excludes restructuring expenses, depreciation, depletion, amortization and impairment, impairment of goodwill and selling, general and administrative expenses.

	September 30,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2020	2019
Cash and cash equivalents	$303,741	$174,185
Current assets	$532,110	$631,815
Current liabilities	$263,397	$400,602
Working capital	$268,713	$231,213
Long-term debt	$967,366	$966,540

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2020	2019	2020	2019	2020
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (1):
Net loss	$(112,111)	$(261,719)	$(697,165)	$(339,780)	$(150,332)
Income tax benefit	(12,993)	(64,513)	(102,480)	(81,245)	(19,317)
Net interest expense	11,050	19,046	32,267	42,540	10,650
Depreciation, depletion, amortization and impairment	157,319	400,764	517,201	823,862	173,085
Impairment of goodwill	—	17,800	395,060	17,800	—

Adjusted EBITDA	$43,265	$111,378	$144,883	$463,177	$14,086

Total revenues	$207,141	$598,452	$903,448	$1,978,388	$250,380
Adjusted EBITDA margin	20.9%	18.6%	16.0%	23.4%	5.6%

Adjusted EBITDA by operating segment:
Contract drilling	$55,061	$126,591	$241,929	$423,021	$84,388
Pressure pumping	6,248	29,177	(16,310)	112,321	(29,743)
Directional drilling	(312)	(11,983)	(5,194)	(1,703)	(4,708)
Other operations	431	(11,165)	(460)	(441)	(2,379)
Corporate	(18,163)	(21,242)	(75,082)	(70,021)	(33,472)

Consolidated Adjusted EBITDA	$43,265	$111,378	$144,883	$463,177	$14,086

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax benefit and depreciation, depletion, amortization and impairment expense (including impairment of goodwill). We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Contract Drilling Margin

(unaudited, dollars in thousands)

Three Months Ended
September 30,
2020
Contract drilling margin	$55,937
Less lump sum early termination revenue	(2,631)
Less sales and use taxes credit	(3,883)
Contract drilling margin excluding certain items	$49,423

Operating days - Total	5,499

Average margin per operating day excluding certain items - Total (1)	$8.99

(1)

We present average margin per operating day excluding certain items in order to convey to investors the performance of our contract drilling business on a basis that, by excluding certain items, is more comparable to our contract drilling margin information reported in previous periods.